EXHIBIT 99.1

News Release

Contact: Corporate Communications

Houston: 713.324.5080

Email: corpcomm@coair.com

News archive: continental.com/news/ Address: P.O. Box 4607, Houston, TX 77210-4607

CONTINENTAL AIRLINES REPORTS JULY 2004

OPERATIONAL PERFORMANCE

HOUSTON, August 2, 2004 - Continental Airlines (NYSE: CAL) today reported all-time records for its mainline systemwide, domestic, and international load factors for July. Systemwide mainline load factor was an all-time high of 86.1 percent, 1.6 points higher than its previous all-time record in July 2003. Domestic mainline load factor increased 0.8 points over the same period last year, to 86.5 percent. International mainline load factor was 85.6 percent, 3.1 points above July 2003 and 2.2 points higher than its previous all-time record in July 2000.

Despite bad weather impacting its hub cities of Houston, New York and Cleveland, Continental had few flight cancellations and maintained a systemwide mainline completion factor of 99.7 percent. The company recorded a U.S. Department of Transportation on-time arrival rate of 76.5 percent.

In July 2004, Continental flew 6.6 billion mainline revenue passenger miles (RPMs) and 7.7 billion mainline available seat miles (ASMs) systemwide, resulting in a traffic increase of 9.4 percent and a capacity increase of 7.3 percent as compared to July 2003. Domestic mainline traffic was 3.7 billion RPMs, down 0.5 percent from July 2003, and domestic mainline capacity was 4.3 billion ASMs, 1.4 percent lower than the same period last year.

Systemwide July 2004 mainline passenger revenue per available seat mile (RASM) is estimated to have increased between 2.0 and 3.0 percent compared to July 2003. For June 2004, RASM increased 1.3 percent compared to June 2003.

Continental's regional operations, marketed as Continental Express, posted an all-time record July load factor of 79.3 percent, 4.9 points above July 2003 and 2.3 points

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higher than its previous all-time record in June 2004. Regional RPMs were 729.7 million and regional ASMs were 920.1 million in July 2004, resulting in a traffic increase of 24.6 percent and a capacity increase of 16.9 percent versus July 2003.

Continental Airlines is the world's sixth-largest airline with more than 2,900 daily departures throughout the Americas, Europe and Asia. Continental serves 149 domestic and 119 international destinations - more than any other airline in the world - and nearly 200 additional points are served via codeshare partner airlines. With 42,000 employees, the airline has hubs serving New York, Houston, Cleveland and Guam, and carries approximately 51 million passengers per year. In 2004, Continental has earned awards and critical acclaim for both its operation and its corporate culture. FORTUNE ranks Continental one of the 100 Best Companies to Work For in America, an honor it has earned for six consecutive years, and also ranks Continental as the top airline in its Most Admired Global Companies in 2004. The carrier won major awards at the 2004 OAG Airline of the Year Awards including "Airline of the Year," "Best Airline Based in North America" and "Best Executive/Business Class." For more company information, visit continental.com.

This press release contains forward-looking statements that are not limited to historical facts, but reflect the company's current beliefs, expectations or intentions regarding future events. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. For examples of such risks and uncertainties, please see the risk factors set forth in the company's 2003 10-K and its other securities filings, which identify important matters such as terrorist attacks, domestic and international economic conditions, the significant cost of aircraft fuel, labor costs, competition, regulatory matters and industry conditions, including the demand for air travel, the airline pricing environment and industry capacity decisions. The company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release.

PRELIMINARY TRAFFIC RESULTS
JULY	2004	2003	Change
REVENUE PASSENGER MILES (000)
Domestic	3,706,430	3,725,317	(0.5) Percent

International	2,879,913	2,296,687	25.4 Percent
Transatlantic	1,419,329	1,099,947	29.0 Percent
Latin America	924,931	789,397	17.2 Percent
Pacific	535,652	407,343	31.5 Percent

Mainline	6,586,343	6,022,004	9.4 Percent

Regional	729,729	585,491	24.6 Percent

AVAILABLE SEAT MILES (000)
Domestic	4,286,109	4,346,931	(1.4) Percent

International	3,364,759	2,782,629	20.9 Percent
Transatlantic	1,642,830	1,301,973	26.2 Percent
Latin America	1,077,609	922,940	16.8 Percent
Pacific	644,320	557,716	15.5 Percent

Mainline	7,650,867	7,129,559	7.3 Percent

Regional	920,054	787,178	16.9 Percent

PASSENGER LOAD FACTOR
Domestic	86.5 Percent	85.7 Percent	0.8 Points

International	85.6 Percent	82.5 Percent	3.1 Points
Transatlantic	86.4 Percent	84.5 Percent	1.9 Points
Latin America	85.8 Percent	85.5 Percent	0.3 Points
Pacific	83.1 Percent	73.0 Percent	10.1 Points

Mainline	86.1 Percent	84.5 Percent	1.6 Points

Regional	79.3 Percent	74.4 Percent	4.9 Points

CARGO REVENUE TON MILES (000)
Total	83,961	75,414	11.3 Percent

YEAR-TO-DATE	2004	2003	Change
REVENUE PASSENGER MILES (000)
Domestic	22,135,896	21,014,021	5.3 Percent

International	15,993,242	12,958,441	23.4 Percent
Transatlantic	7,366,967	5,796,656	27.1 Percent
Latin America	5,232,344	4,686,634	11.6 Percent
Pacific	3,393,931	2,475,151	37.1 Percent

Mainline	38,129,138	33,972,462	12.2 Percent

Regional	4,177,677	3,119,679	33.9 Percent

AVAILABLE SEAT MILES (000)
Domestic	28,784,062	27,478,136	4.8 Percent

International	20,693,161	17,899,540	15.6 Percent
Transatlantic	9,260,440	7,801,287	18.7 Percent
Latin America	7,080,573	6,318,058	12.1 Percent
Pacific	4,352,148	3,780,195	15.1 Percent

Mainline	49,477,223	45,377,676	9.0 Percent

Regional	5,924,530	4,627,268	28.0 Percent

PASSENGER LOAD FACTOR
Domestic	76.9 Percent	76.5 Percent	0.4 Points

International	77.3 Percent	72.4 Percent	4.9 Points
Transatlantic	79.6 Percent	74.3 Percent	5.3 Points
Latin America	73.9 Percent	74.2 Percent	(0.3) Points
Pacific	78.0 Percent	65.5 Percent	12.5 Points

Mainline	77.1 Percent	74.9 Percent	2.2 Points

Regional	70.5 Percent	67.4 Percent	3.1 Points

CARGO REVENUE TON MILES (000)
Total	582,825	533,972	9.1 Percent

PRELIMINARY OPERATIONAL AND FINANCIAL RESULTS
JULY	2004	2003	Change
On-Time Performance[1]	76.5%	80.4%	(3.9) Points
Completion Factor[2]	99.7%	99.8%	(0.1) Points

YEAR-TO-DATE	2004	2003	Change
On-Time Performance[1]	77.0%	83.3%	(6.3) Points
Completion Factor[2]	99.6%	99.4%	0.2 Points

June 2004 consolidated breakeven load factor[3,4]			77.3 Percent
July 2004 estimated year-over-year RASM change			2.0-3.0 Percent
July 2004 estimated average price per gallon of fuel, including fuel taxes			1.14 Dollars
July 2004 estimated consolidated breakeven load factor[3,5]			79 Percent
July 2004 actual consolidated load factor[6]			85.4 Percent
August 2004 estimated consolidated breakeven load factor[3,7]			78 Percent

YEAR-OVER-YEAR MAINLINE SYSTEMWIDE RASM
	2003 vs. 2002	2003 vs. 2001
June	0.3 Percent	(5.2) Percent
July	4.9 Percent	0.7 Percent
August	4.4 Percent	1.5 Percent
September	5.3 Percent	16.7 Percent
October	4.4 Percent	14.1 Percent
November	5.5 Percent	3.7 Percent
December	1.7 Percent	12.0 Percent
	2004 vs. 2003	2004 vs. 2002
January	0.9 Percent	4.5 Percent
February	(2.5) Percent	(2.9) Percent
March	4.9 Percent	(7.4) Percent
April	3.1 Percent	2.1 Percent
May	(3.0) Percent	(1.1) Percent
June	1.3 Percent	1.6 Percent
July (estimated)	2.0-3.0 Percent	7.0-8.0 Percent

1 Department of Transportation Arrivals within 14 minutes

2 System Mainline Mileage Completion Percentage

3 Consolidated load factor (including Continental Airlines and Continental Express) needed to break even on a consolidated net income basis. Actual consolidated breakeven load factor may vary significantly from estimates depending on actual passenger revenue yields,

fuel price and other factors. Month-to-date consolidated load factor information can be found on Continental's website at

continental.com in the Investor Relations-Financial/Traffic Releases section.

4 Charge related to MD-80 aircraft retirements accounts for 1.2 percentage point.

5 Expenses related to net fair market value adjustment of trading securities for 1 percentage point.

6 Includes Continental Airlines and Continental Express.

7 Charge related to MD-80 aircraft retirements accounts for 1 percentage point.

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